Exhibit 99.4

INDEPENDENT BANK CORP.

VOTE

Parent of Rockland Trust

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Eastern Time, on August 5, 2021. Votes submitted by participants in the Rockland Trust Employee Savings, Profit Sharing and Stock Ownership Plan must be received by 11:59 p.m. Eastern Time on August 3, 2021.

Online
Go to **www.envisionreports.com/INDB** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/INDB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

Proposal	For	Against	Abstain
1. Approve the issuance of Independent Bank Corp. ("Independent") common stock to holders of Meridian Bancorp, Inc. ("Meridian") common stock pursuant to the Agreement and Plan of Merger, dated as of April 22, 2021 (the "merger agreement"), by and among Independent, Bradford Merger Sub Inc., Rockland Trust Company, Meridian and East Boston Savings Bank (the "Independent share issuance proposal")	☐	☐	☐
2. Approve the adjournment of the Independent Bank Corp. special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Independent special meeting to approve the Independent share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Independent shareholders (the "Independent adjournment proposal")	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Special Meeting Admission Ticket Special Meeting of Shareholders of Independent Bank Corp. Thursday, August 5, 2021 at 3:00 p.m., Eastern Time Double Tree by Hilton Boston — Rockland 929 Hingham Street, Rockland, Massachusetts 02370 Upon arrival, please present this admission ticket or other evidence of your stock ownership and photo identification at the registration desk. YOUR VOTE IS IMPORTANT Proxy materials are available online at: www.envisionreports.com/INDB Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/INDB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — INDEPENDENT BANK CORP. THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS The undersigned shareholder, appoint(s) each of Edward H. Seksay and Patricia M. Natale, acting individually, proxy of the undersigned (with full power of substitution), for and in the name(s) of the undersigned, to attend the Special Meeting of Shareholders of Independent Bank Corp. to be held at the DoubleTree by Hilton Boston located at 929 Hingham Street, Rockland, Massachusetts 02370, on Thursday, August 5, 2021 at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof, and to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions herein provided. THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS FORM OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan Voting Instructions This card also constitutes confidential voting instructions for participants in the Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan (the “Savings Plan”). A participant who signs on the reverse side hereby instructs the trustee of the Savings Plan to vote all the shares of common stock of Independent BankCorp. allocated to the participant’s account under the Savings Plan as of the Record Date in accordance with the instructions on the reverse side and in accordance with the judgment of the trustee upon such other business that may properly come before the meeting and at any adjournment or postponement thereof. If the participant does not provide the trustee with voting instructions by 11:59 p.m. Eastern Time on August 3, 2021, then the trustee will vote the shares allocated to the participant’s account in the same proportion as it votes the shares of Savings Plan participants who have instructed the trustee on how to vote. (Continued and to be marked, dated and signed on the reverse side) C Non-Voting Items Change of Address —Please print new address below.